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                                    GUARANTY AGREEMENT dated as of January 31,
                              1994, between MERISEL, INC., a Delaware
                              corporation ("Merisel"), and COMPUTERLAND
                              CORPORATION, a Delaware corporation (the
                              "Seller").


          Reference is made to the Asset Purchase Agreement dated as of January 31, 1994 (the "Asset Purchase Agreement"), among the Seller, Merisel FAB, Inc., a Delaware corporation which is a wholly owned subsidiary of Merisel (the "Buyer"), and for purposes of Section 2.2 thereof, Merisel.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement.

          Pursuant to the Asset Purchase Agreement, the Seller has agreed to sell, assign and deliver to the Buyer, and Buyer has agreed to purchase, assume and pay for, the Purchased Assets, on the terms and conditions set forth therein.

          Merisel desires the Buyer to enter into and perform its obligations under the Asset Purchase Agreement, to purchase, assume and pay for the Purchased Assets as provided therein and to perform all of the Buyer's other obligations incurred in connection therewith. Accordingly, in order to induce the Seller to enter into the Asset Purchase Agreement, Merisel is willing to guarantee unconditionally the payment and performance by the Buyer of the Guaranteed Obligations (as hereinafter defined).

          The Seller is relying on this Guaranty Agreement in entering into the Asset Purchase Agreement and consummating the transactions contemplated thereby, and is not willing to enter into the Asset Purchase Agreement, or to sell or agree to sell the Purchased Assets to the Buyer on the terms and conditions set forth therein, unless it receives the unconditional guaranty of Merisel in accordance herewith.

          Accordingly, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Merisel and the Seller hereby agree as follows:

          1. Merisel hereby guarantees to the Seller, its successors and assigns, absolutely and unconditionally, the payment and performance in full, when and as due, of all liabilities and obligations of the Buyer arising under or in respect of the Asset Purchase Agreement, the License Agreement, the Sublease, the Services Agreement or any other instrument or agreement entered into in connection therewith, including, without limitation, the purchase of the Purchased Assets, the assumption of the Assumed Obligations and the payment in full of

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the aggregate purchase price for the Purchased Assets (collectively, the
"Guaranteed Obligations").

          2. This Guaranty Agreement is a continuing guaranty and shall remain in full force and effect so long as any Guaranteed Obligation remains outstanding or shall exist; provided, however, that this Guaranty Agreement
                            --------  -------
shall expire on the fifth anniversary of the date hereof, except as to any claim brought hereunder prior to such date.

          3. Merisel hereby consents that from time to time, before or after any default of any Guaranteed Obligation or any notice of termination hereof, with or without further notice to or assent by Merisel, that (a) any security at any time held by or available to the Seller for any obligation of the Buyer, or any security at any time held by or available to the Seller for any obligation of any other person secondarily or otherwise liable for any of the Guaranteed Obligations, may be exchanged, surrendered or released, (b) any obligation of the Buyer, or of any such other person, may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or any default with respect thereto waived, and (c) the Seller may fail to set off or may release, in whole or in part, any balance of any deposit or credit on its books in favor of the Buyer, or of any such other person, (d) the Seller may extend further credit in any manner whatsoever to the Buyer, and (e) the Seller may generally deal with the Buyer or any security or other person as the Seller may see fit; and Merisel shall remain bound under this Guaranty Agreement notwithstanding the occurrence of any of the foregoing.

          4. Merisel hereby waives (a) notice of acceptance of this guaranty and of any and all extensions of credit by the Seller to the Buyer; (b) presentment and demand or payment of any of the Guaranteed Obligations; (c) protest and notice of dishonor or default to Merisel or to any other party with respect to any of the Guaranteed Obligations; (d) all other notices to which Merisel might otherwise be entitled; and (e) any demand for payment under this Guaranty Agreement.

          5. This is a guaranty of payment and performance and not a guaranty of collection. Merisel waives any right to require that any action be brought against the Buyer or any other person or that resort be had to any security or to any balance of any deposit or credit on the books of the Seller in favor of the Buyer or any other person.

          6.   Merisel hereby represents and warrants to the Seller that:

          (a)  Due Authorization and Execution.  Merisel has all necessary
               -------------------------------
corporate power and authority to enter into this Guaranty Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Merisel has duly authorized and approved the execution and delivery of this

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Guaranty Agreement and the performance by Merisel of its obligations under this
Guaranty Agreement. No other corporate proceeding or action on the part of Merisel or its stockholders is necessary to authorize and approve the execution and delivery of this Guaranty Agreement or the performance by Merisel of its obligations under this Agreement. This Guaranty Agreement has been duly and validly executed and delivered by Merisel and, assuming due execution and delivery by the Seller, constitutes the valid and binding obligation of Merisel enforceable against it in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or (b) equitable principles (whether considered in an action at law or in equity).

          (b)  Organization of Merisel.  Merisel is a corporation duly
               -----------------------
organized, validly existing and in good standing under the laws of State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Merisel has made available or provided to the Seller complete and correct copies of its charter and bylaws, each as amended to the date hereof. Each subsidiary of Merisel (a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and each has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Merisel and each Subsidiary are duly qualified or licensed to do business as a foreign corporation and is in good standing in all other jurisdictions that require such qualification or licensing except where the failure to so qualify would not have a material adverse effect on the business prospects, properties, assets, liabilities, results of operation, or financial condition of Merisel and the Subsidiaries taken as a whole (a "Merisel Material Adverse Effect").

          (c)  Financial Statements and SEC Reports.  Merisel heretofore has
               ------------------------------------
delivered to the Seller true and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (the "1992 10-K"), the Proxy Statement for Merisel's 1992 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission (the "SEC") and any filings made with the SEC since December 31, 1992 (the "SEC Reports") including any financial statements or schedules included or incorporated by reference therein (the "Merisel Financial Statements" and collectively with the SEC Reports, the "SEC Filings"). As of their respective dates, the SEC Filings complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (along with the rules regulations thereunder, the "Securities Act") and the Securities Exchange Act of 1934, as amended (along with the rules regulations thereunder, the "Exchange Act"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements

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

therein, in light of the circumstances under which they were made, not misleading. Merisel Financial Statements included in the SEC Filings were prepared in accordance with generally accepted accounting principals (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes thereto and except that the quarterly financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles) and present fairly the consolidated financial position, results of operations and cash flows of Merisel and its Subsidiaries as of the dates and for the periods indicated (subject, in case of unaudited quarterly financial statements, to normal year-end adjustments).

          (d)  No Violation.  Neither the execution and delivery of, nor the
               ------------
consummation of the transactions contemplated by, this Guaranty Agreement will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of the charter, bylaws of other governing instruments of Merisel or any of its Subsidiaries, or any contract, agreement, license or instrument to which Merisel or any of its Subsidiaries is a party or by which any of them or their properties are bound; (b) an event that would permit any Person, as such term is defined in the Exchange Act, to terminate any contract, agreement, license or instrument to which Merisel or any of its Subsidiaries is a party or by which any of them or their properties are bound, or to accelerate the maturity of any indebtedness or other obligation of Merisel or any of its Subsidiaries; (c) the creation or imposition of any lien, mortgage, pledge, charge or encumbrance of any kind upon any asset of Merisel or any of its Subsidiaries; (d) a violation or breach of any statute, ordinance, rule or regulation applicable to Merisel or any of its Subsidiaries, or any writ, injunction or decree of any court or governmental instrumentality to which Merisel or any of its Subsidiaries is a party or by which any of them or their properties are bound; or (e) the necessity to obtain the consent or approval of, or give notice to or register with any nongovernment third party, in each of the cases set forth in (a) through (e) above subject to exceptions which will not, individually or in the aggregate, have a Merisel Material Adverse Effect.

          (e)  Governmental Consents.  No notice to or filing with, and no
               ---------------------
authorization, consent or approval of, any domestic or foreign court or any public or governmental body or authority is necessary for the consummation by Merisel of the transactions contemplated by this Guaranty Agreement, except for notices or filings the failure to give or make, and authorizations, consents and approvals the failure to obtain, would not, individually or in the aggregate, have a Merisel Material Adverse Effect, or materially and adversely affect the ability of Merisel to consummate the transactions contemplated hereby.

          (f)  Compliance with Law.  Neither Merisel nor any of its Subsidiaries
               -------------------
has been, or is now, in violation on any

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federal, state or local laws, regulations or orders relating to the operation, conduct or ownership of the property or business of Merisel or any of its Subsidiaries, which violations have or will have a Merisel Material Adverse Effect. Each of Merisel and its Subsidiaries has all licenses, permits and certificates from governmental agencies necessary for the conduct of its business as now conducted, the failure of which would have a Merisel Material Adverse Effect.

          (g)  Litigation.  There is no action, suite, proceeding or
               ----------
investigation pending or, to the knowledge of Merisel, threatened against Merisel or any of its Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would have a Merisel Material Adverse Effect. Neither Merisel nor any of its Subsidiaries is subject to any judgment, award, decree, injunction, rule or order of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which has or could have a Merisel Material Adverse Effect.

          (h)  No Material Adverse Change.  Since September 30, 1993 Merisel has
               --------------------------
not suffered any Merisel Material Adverse Effect.

          7. Each reference herein to the Seller shall be deemed to include the Seller and its successors and assigns in whose favor the provisions of this Guaranty Agreement shall also inure. Each reference herein to Merisel shall be deemed to include the legal representatives, successors and assigns of Merisel, all of whom shall be bound by the provisions of this Guaranty Agreement. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may not be assigned without the written consent of the parties hereto, except to (i) an Affiliate (as defined in Article IX of the Services Agreement) on the terms and conditions set forth in the Services Agreement, (ii) a Secured Lender (as defined in Article IX of the Services Agreement) to the Purchaser on the terms and conditions set forth in the Services Agreement or (iii) a transferee that is an entity that meets the requirements of Section 11.7 of the Asset Purchase Agreement.


          8. No delay on the part of the Seller in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights. No notice to or demand on Merisel shall be deemed to be a waiver of the obligation of Merisel or of the right of the Seller to take further action without notice or demand as provided herein, and in no event shall any modification or waiver of the provisions of this Guaranty Agreement be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

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          9.   This Guaranty Agreement is, and shall be governed, construed, applied and enforced in accordance with the laws of the State of California.

                              MERISEL, INC.


                              By:  /s/ Timothy N. Jenson
                                 -----------------------
                                 Name:  Timothy N. Jenson
                                 Title:  Vice President


ACCEPTED and AGREED to
as of the date first
above written:

COMPUTERLAND CORPORATION


By:  /s/ Ware Grove
   ----------------
   Name:  Ware Grove
   Title:  Vice President, Treasurer

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